As filed with the Securities and Exchange Commission on May 29, 2007
Registration No. 333-127797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	76-0568816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600 (Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Robert W. Baker, Esq. El Paso Building 1001 Louisiana Street Houston, Texas 77002 (713) 420-2600 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______________
Copy to:
Charles H. Still, Jr.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
(713) 221-3309 -  Fax: (713) 437-5318

Approximate date of commencement of proposed sale to the public:    Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
    If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On August 23, 2005, El Paso Corporation (the "Company") filed a Registration Statement on Form S-1 (Registration No. 333-127797) with the United States Securities and Exchange Commission, which registered for resale 750,000 shares of the Company's 4.99% Convertible Perpetual Preferred Stock, par value $0.01 per share (the "Preferred Shares"), and 57,581,550 shares of the Company's common stock, par value $3.00 per share, issuable upon conversion of the Preferred Shares (the "Common Shares"). The Company has subsequently amended the registration statement, including by Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed with the SEC on February 8, 2006 (such registration statement, as amended and supplemented, the "Registration Statement"). The Company filed the Registration Statement pursuant to the terms of a registration rights agreement that it entered into with the initial purchasers of the Preferred Shares in a private placement transaction.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister all of the Preferred Shares and Common Shares previously registered that remain unsold under the Registration Statement. The Company is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreement has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2007.
EL PASO CORPORATION

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.
	Signature	Title	Date

	*	Chairman of the Board	May 29, 2007
Ronald L. Kuehn, Jr.

	/s/ Douglas L. Foshee	President, Chief Executive Officer and Director	May 29, 2007
	Douglas L. Foshee	(Principal Executive Officer)

	/s/ D. Mark Leland	Executive Vice President and Chief Financial Officer	May 29, 2007
	D. Mark Leland	(Principal Financial Officer)

	/s/ John R. Sult	Senior Vice President and Controller	May 29, 2007
	John R. Sult	(Principal Accounting Officer)

	*	Director	May 29, 2007
Juan Carlos Braniff

	*	Director	May 29, 2007
James L. Dunlap

	*	Director	May 29, 2007
Robert W. Goldman

	*	Director	May 29, 2007
Anthony W. Hall, Jr.

	*	Director	May 29, 2007
Thomas R. Hix

	*	Director	May 29, 2007
William H. Joyce

Director
Ferrell P. McClean

Director
Stephen J. Shapiro

	*	Director	May 29, 2007
J. Michael Talbert

	*	Director	May 29, 2007
Robert F. Vagt

	*	Director	May 29, 2007
John L. Whitmire

	*	Director	May 29, 2007
Joe B. Wyatt

*By:	/s/ Robert W. Baker
Robert W. Baker
Attorney-in-Fact